UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2016 (April 26, 2016)

PEOPLES BANCORP INC.
(Exact name of Registrant as specified in its charter)

Ohio	0-16772	31-0987416
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification Number)

138 Putnam Street, PO Box 738
Marietta, Ohio	45750-0738
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(740) 373-3155

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 2.02     Results of Operations and Financial Condition

On April 26, 2016, management of Peoples Bancorp Inc. (“Peoples”) conducted a facilitated conference call at approximately 11:00 a.m., Eastern Daylight Saving Time, to discuss results of operations for the quarterly period ended March 31, 2016. A replay of the conference call audio will be available on Peoples’ website, www.peoplesbancorp.com, in the “Investor Relations” section for one year. A copy of the transcript of the conference call is included as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 2.02 and Exhibit 99.1 included with this Current Report on Form 8-K, is being furnished pursuant to Item 2.02 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall such information be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise stated in such filing.

During the conference call, management referred to non-Generally Accepted Accounting Principles ("GAAP") financial measures that are used by management to provide information useful to investors in understanding Peoples' operating performance and trends, and to facilitate comparisons with the performance of Peoples' peers. The following tables show the differences between the non-GAAP financial measures referred to during the conference call and the most directly comparable GAAP-based financial measures.

NON-GAAP FINANCIAL MEASURES

	Three Months Ended
	March 31,	December 31,	March 31,
(in $000’s)	2016	2015	2015

Core non-interest expenses:
Total non-interest expense	$26,282	$27,277	$32,914
Less: acquisition-related costs	—	838	9,044
Less: pension settlement charges	—	5	269
Less: other non-core charges	—	407	—
Core non-interest expenses	$26,282	$26,027	$23,601

	Three Months Ended
	March 31,	December 31,	March 31,
(in $000’s)	2016	2015	2015

Efficiency ratio:
Total non-interest expense	26,282	27,277	32,914
Less: Amortization of intangible assets	1,008	1,133	673
Adjusted non-interest expense	25,274	26,144	32,241

Total non-interest income	13,054	12,101	11,508

Net interest income	25,767	25,864	21,419
Add: Fully tax-equivalent adjustment	$508	$515	$409
Net interest income on a fully taxable-equivalent basis	$26,275	$26,379	$21,828

Adjusted revenue	$39,329	$38,480	$33,336

Efficiency ratio	64.26%	67.94%	96.72%

Efficiency ratio adjusted for non-core charges:
Core non-interest expenses	$26,282	$26,027	$23,601
Less: Amortization of intangible assets	1,008	1,133	673
Adjusted non-interest expense	25,274	24,894	22,928

Adjusted revenue	$39,329	$38,480	$33,336

Efficiency ratio adjusted for non-core charges	64.26%	64.69%	68.78%

	At or For the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(in $000’s)	2016	2015	2015	2015	2015

Tangible Equity:
Total stockholders' equity, as reported	$428,486	$419,789	$424,760	$418,164	$419,218
Less: goodwill and other intangible assets	148,997	149,617	151,339	151,169	152,291
Tangible equity	$279,489	$270,172	$273,421	$266,995	$266,927

Tangible Assets:
Total assets, as reported	$3,294,929	$3,258,970	$3,228,830	$3,210,425	$3,253,835
Less: goodwill and other intangible assets	148,997	149,617	151,339	151,169	152,291
Tangible assets	$3,145,932	$3,109,353	$3,077,491	$3,059,256	$3,101,544

Tangible Book Value per Common Share:
Tangible equity	$279,489	$270,172	$273,421	$266,995	$266,927
Common shares outstanding	18,157,932	18,404,864	18,400,809	18,391,575	18,374,256

Tangible book value per common share	$15.39	$14.68	$14.86	$14.52	$14.53

Tangible Equity to Tangible Assets Ratio:
Tangible equity	$279,489	$270,172	$273,421	$266,995	$266,927
Tangible assets	$3,145,932	$3,109,353	$3,077,491	$3,059,256	$3,101,544

Tangible equity to tangible assets	8.88%	8.69%	8.88%	8.73%	8.61%

Item 5.07     Submission of Matters to a Vote of Security Holders

On April 28, 2016, Peoples Bancorp Inc. (“Peoples”) held its 2016 Annual Meeting of Shareholders (the “Annual Meeting”) at the Lafayette Hotel in Marietta, Ohio, with 14,951,827 (82.24%) of the 18,181,712 common shares outstanding and entitled to vote on the March 1, 2016 record date represented in person or by proxy.

Five Directors of Peoples were elected to serve terms of three years each (expiring in 2019): S. Craig Beam, David F. Dierker, David L. Mead, Susan D. Rector and Thomas J. Wolf. Other Directors of Peoples who continue to serve after the Annual Meeting include Tara M. Abraham, Carl L. Baker, Jr., George W. Broughton, Richard Ferguson, James S. Huggins, Brooke W. James, Charles W. Sulerzyski and Dr. Brenda F. Jones.

The following is a summary of the voting results:

Nominee	For	Withheld	Abstentions	Broker Non-Votes
S. Craig Beam	11,839,115	239,264	not applicable	2,873,448
David F. Dierker	11,844,716	233,663	not applicable	2,873,448
David L. Mead	11,837,600	240,779	not applicable	2,873,448
Susan D. Rector	11,857,614	220,765	not applicable	2,873,448
Thomas J. Wolf	11,829,865	248,514	not applicable	2,873,448
Also at the Annual Meeting, Peoples' shareholders: (1) approved, in a non-binding advisory vote, the compensation of Peoples' named executive officers as disclosed in Peoples' proxy statement for the Annual Meeting; and (2) ratified the appointment of Ernst & Young LLP as Peoples' independent registered public accounting firm for the fiscal year ending December 31, 2016. The following is a summary of the voting results:

Proposal	For	Against	Abstentions	Broker Non-Votes
Non-binding advisory vote on executive compensation	11,607,153	360,394	110,831	2,873,448

Proposal	For	Against	Abstentions	Broker Non-Votes
Ratification of the appointment of independent registered public accounting firm	14,774,705	164,456	12,666	—

Item 8.01     Other Events

On April 28, 2016, Peoples issued a news release announcing that the Board of Directors declared a quarterly dividend of $0.16 per common share. A copy of the news release is included as Exhibit 99.2 to this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEOPLES BANCORP INC.

Date:	April 29, 2016	By:/s/	CHARLES W. SULERZYSKI
Charles W. Sulerzyski

President, Chief Executive Officer and Director

Exhibit Number	Description
99.1	Transcript of conference call conducted by management of Peoples Bancorp Inc. on April 26, 2016 to discuss results of operations for the quarterly period ended March 31, 2016
99.2	News Release issued by Peoples Bancorp Inc. on April 28, 2016